Exhibit 4

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2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF TELEMAR PARTICIPAÇÕES S.A.

BETWEEN

AG TELECOM PARTICIPAÇÕES S.A.

BNDES PARTICIPAÇÕES S.A. – BNDESPAR

CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI

FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL

FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF

FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS

LF TEL S.A.

BRATEL BRASIL S.A.

AND, AS INTERVENING PARTIES,

TELEMAR PARTICIPAÇÕES S.A.

PORTUGAL TELECOM, SGPS S.A.

EXECUTED ON FEBRUARY 19, 2014.

2ND AMENDMENT TO THE TELEMAR PARTICIPAÇÕES S.A.

SHAREHOLDERS AGREEMENT,

EXECUTED ON APRIL 25, 2008 AND AMENDED ON JANUARY 25, 2011

By this instrument:

1.	AG TELECOM PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Praia de Botafogo no. 300, suite 401-part, enrolled as taxpayer at CNPJ/MF under no. 03.260.334/0001-92, herein represented in accordance with its By-Laws, hereinafter referred to as “AG TELECOM”;

2.	BNDES PARTICIPAÇÕES S.A. – BNDESPAR, a corporation constituted as a wholly owned subsidiary of the public federal company Banco Nacional de Desenvolvimento Econômico e Social – BNDES, with head offices in the Brasilia, Federal District, at Setor Comercial Sul – SCS, Centro Empresarial Parque Cidade, Quadra 09, Torre C, 12th Floor, and an office for services and fiscal domicile at Avenida República do Chile No. 100—part, City and State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under No. 00.383.281/0001-09, herein represented in accordance with its By-Laws, hereinafter referred to as “BNDESPAR”;

3.	CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, a private pension entity, with head offices in the City and State of Rio de Janeiro, at Praia de Botafogo No. 501, 3rd and 4th floors, enrolled as taxpayer at CNPJ/MF under No. 33.754.482/0001-24, herein represented in accordance with its By-Laws, hereinafter referred to as “PREVI”;

4.	FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, a legal entity of private law, with head offices at Rua Lauro Muller 116, 29th floor, suite 2901, City and State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under No. 07.110.214/0001-60, herein represented in accordance with its By-Laws, hereinafter referred to as “FATL”;

5.	FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, a private pension entity, with head offices in the City of Brasilia, Federal District, at SCN Q. 2, Bloco A, 13th floor, Edifício Corporate Financial Center, enrolled as taxpayer at CNPJ/MF under No. 00.436.923/0001-90, herein represented in accordance with its By-Laws, hereinafter referred to as “FUNCEF”;

6.	FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, a private pension entity, with head offices in the City and State of Rio de Janeiro, at Rua do Ouvidor No. 98, enrolled as taxpayer at CNPJ/MF under No. 34.053.942/0001-50, herein represented in accordance with its By-Laws, hereinafter referred to a “PETROS”;

7.	LF TEL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita no. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under no. 02.390.206/0001-09, herein represented in accordance with its By-Laws, hereinafter referred to as “LF TEL” and

8.	BRATEL BRASIL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Cubatão, No. 320, 4th floor, suite 03, Vila Mariana, enrolled as taxpayer at CNPJ/MF under No. 12.956.126/0001-13, herein represented in accordance with its By-Laws by its legal representatives, undersigned, hereinafter referred to as “BRATEL BRASIL”;

individually also referred to as a “Party” or “Shareholder” and collectively referred to as the “Parties” or “Shareholders”, and, further,

as “Intervening Parties”,

9.	TELEMAR PARTICIPAÇÕES S.A., a share corporation with head offices at Praia de Botafogo No. 300, 11th floor, suite 1101 (part), City and State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under No. 02.107.946/0001-87, herein represented in accordance with its By-Laws, hereinafter referred to as “Telemar Participações” or the “Company”; and

10.	PORTUGAL TELECOM, SGPS S.A., a share corporation with head offices at Av. Fontes Pereira de Melo n.° 40, Lisbon, Portugal, Legal Entity Registration N.º 503 215 058, herein represented in accordance with its By-Laws, hereinafter referred to as “Portugal Telecom SGPS”;

WHEREAS:

I.	The Shareholders are the owners of shares representing all of the capital stock of the Company;

II.	The Company is the controlling shareholder of Oi S.A., a share corporation, with head offices in the City and State of Rio de Janeiro, at Rua do Lavradio No. 71, 2nd floor, Centro, enrolled as taxpayer under CNPJ/MF No. 76.535.64/0001-43 (“Oi”);

III.	On April 25, 2008, the Shareholders executed a shareholders agreement regulating certain aspects of their relationship as shareholders of the Company, subsequently amended on January 25, 2011 (the “General Shareholders Agreement”);

IV.	On this date, prior meetings of the Shareholders were held approving, by unanimous vote, the consummation of a transaction that will result in the merging of the activities and businesses of PORTUGAL TELECOM SGPS and Oi, into a single company, Telemar Participações (which shall be referred to as “CorpCo”), the shareholding base of which shall be held by the shareholders of Portugal Telecom SGPS, Telemar Participações and Oi, whose capital shall be divided into one class of common shares, which shall be traded on the BM&FBOVESPA SA – Stock, Commodities and Futures Exchange (“BM&FBovespa”), NYSE Euronext Lisbon and the NYSE, and, which shall adhere to the rules of corporate governance of the Novo Mercado section of the BM&FBOVESPA (the “Transaction”);

V.	The consummation of the Transaction is conditioned upon certain steps contemplated in the prior meetings being implemented after the necessary authorizations are obtained, including corporate and regulatory approvals;

VI.	The Shareholders mutually agree to make each one of the steps of the Transaction applicable to each other considering that each one of these steps plays a fundamental role and together are important in order for Telemar Participações to achieve the main objectives of the Transaction. The Transaction was structured in this manner since it is the only way to ensure (i) the merger of the activities of Oi with those of Portugal Telecom SGPS; (ii) the strengthening of the capital structure of the surviving company, with the increase of the capital in cash; (iii) the simplifying of Oi’s corporate chain and of its shareholding structure, with the extinction of the holdings that participate in the control; (iv) the transfer of all the tax benefits held by the holdings that participate, directly or indirectly, in the control of Oi, without any cost to the minority shareholders; (v) the diffusion of the shareholder base, with tremendous increase in share liquidity; (vi) the migration to the Novo Mercado segment of BM&FBovespa. All these acts will allow Oi and CorpCo to be in condition to fully attain their potential and ready to deal with the enormous challenges faced in their industry, from technological, competition and investment standpoints;

VII.	The Transaction includes the following events: (i) a capital increase in Oi, by public subscription, with an offering of common and preferred shares, which shall be paid partly in cash and partly in assets represented by the contribution of equity interests owned by Portugal Telecom SGPS in companies that hold all of its operating assets, except for the ownership interest held directly or indirectly in Oi and Contax Participações S.A., and the liabilities of Portugal Telecom SGPS at the date of contribution (the “Capital Increase of Oi”), (ii) the merger of shares of Oi and the Company, which shall be referred to as “Corpco” with the conversion of Oi into a wholly owned subsidiary of Corpco (the “Merger of Oi Shares by Corpco”); and (iii) the merger of Portugal Telecom SGPS into Corpco, as a result of which Portugal Telecom SGPS will cease to exist (the “Merger of Portugal Telecom into Corpco”);

VIII.	The Transaction also includes a corporate restructuring in the chain of control of Oi (the “Restructuring of Telemar Participações”), encompassing different corporate steps as follows: (i) the merger of AG TELECOM into its controlling shareholder Pasa Participações S.A. (“PASA”) (the “Merger of AG TELECOM into PASA”), as a result of which AG TELECOM will cease to exist; (ii) the merger of LF TEL into its controlling shareholder EDSP 75 Participações S.A. (“EDSP 75”) (the “Merger of LF TEL into EDSP 75”), as a result of which LF TEL will cease to exist; (iii) the merger of PASA into BRATEL BRASIL (the “Merger of PASA into BRATEL BRASIL”), as a result of which PASA will cease to exist; (iv) the merger of EDSP 75 into BRATEL BRASIL (the “Merger of EDSP 75 into BRATEL BRASIL”), as a result of which EDSP 75 will cease to exist; (v) the partial split-up of the Company, covering the investment in Oi proportional to the equity holdings of BRATEL BRASIL in the Company, with the spun off assets being absorbed by BRATEL BRASIL (the “Partial Split-Up of TELEMAR PARTICIPAÇÕES”); (vi) the partial split-up of BRATEL BRASIL with the transfer of its remaining ownership interest in the Company to Marnaz Holdings S.A. (the “Partial Split-Up of BRATEL BRASIL”); (vii) the merger of BRATEL BRASIL into Oi (the “Merger of BRATEL BRASIL into Oi”), as a result of which BRATEL BRASIL will cease to exist; (viii) the merger of Venus RJ Participações S.A into Telemar Participações (the “Merger of VENUS into Telemar Participações”), as a result of which Venus RJ Participações S.A. will cease to exist; (ix) the merger of Sayed Participações S.A. into Telemar Participações (the “Merger of SAYED into Telemar Participações”), as a result of which Sayed Participações S.A. will cease to exist; (x) the merger of PTB2 S.A. into Telemar Participações (the “Merger of PTB2”), as a result of which PTB2 S.A. will cease to exist; and (xi) merger of Marnaz Holdings S.A. into the Company (the “Merger of Marnaz”), as a result of which Marnaz Holdings S.A. will cease to exist;

IX.	The implementation of the Restructuring of Telemar Participações is conditioned upon the Capital Increase of Oi being effected, observing the conditions approved in the prior meetings, the settlement of the entire indebtedness of AG TELECOM, LF TEL and the Company, the Merger of Oi Shares by CorpCo and other conditions precedent that shall be established in the respective agreements to be executed for each one of said transactions;

X.	The Shareholders wish to amend the General Shareholders Agreement so as to include special provisions related to the Transaction;

XI.	Further, on the date hereof, parties will execute amendments to the Shareholders Agreement of the Company, executed between AG TELECOM, LF TEL and FATL on April 25, 2008 and subsequently amended on January 25, 2011, to the PASA Shareholders Agreement, dated January 25, 2011 and to the EDSP75 Shareholders Agreement executed on January 25, 2011 (hereinafter referred to as the “Amendments to the Shareholders Agreements”), containing provisions similar to those herein established.

THE PARTIES have agreed to enter into this 2nd Amendment to the Shareholders Agreement of Telemar Participações S.A. dated April 25, 2008 and amended on January 25, 2011 (the “2nd Amendment”), which shall be governed by the following terms and conditions:

CLAUSE ONE – INCLUSION OF CLAUSE XXV

1.1.	The Parties resolve to include Clause XXV in the General Shareholders Agreement, establishing special provisions related to the Transaction, worded as follows:

“CLAUSE XXV

SPECIAL PROVISIONS RELATED TO THE TRANSACTION OF MERGING THE ACTIVITIES OF OI AND OF PORTUGAL TELECOM SGPS

25.1 The Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having their representatives in the Board of Directors of the Company and of the Relevant Subsidiaries and of Oi – who shall be considered a Relevant Subsidiary for all purposes of the General Shareholders Agreement, irrespective of the ownership percentage that the Company has in the capital stock of Oi— exercise their respective voting rights, so as to approve the Transaction that will unify the activities and businesses carried out by Oi and by Portugal Telecom SGPS, particularly in Brazil, Portugal and Africa, in the exact terms set forth at the Preliminary General Meeting held on this date of February 19, 2014.

25.1.1 Until the consummation of the Transaction, and irrespective of the shareholding percentage that each Shareholder has in the Company throughout the steps of the Transaction, for purposes of the exercise of the voting rights provided in the General Shareholders Agreement, each one of the Shareholders shall be ascribed the number of votes it held on the date of execution of this 2nd Amendment, observing the special quorums provided in the General Shareholders Agreement in accordance with the shareholding percentage held by each one of the Shareholders on the date hereof.

25.2 In the event judicial, administrative or arbitration decisions are rendered, even if provisional, which prevent the implementation of any of the steps of the Transaction, or in any other manner affect or restrict the effects thereof, the Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights so as to have the Company and/or the Relevant Subsidiaries adopt all measures necessary for implementing the Transaction, assisting in an active, efficient and timely manner so that the Company and/or Relevant Subsidiaries eliminate, as soon as possible, the effects of said judicial, administrative or arbitration measure(s).

25.3 The Shareholders also undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having their representatives in the Board of Directors of the Company and of the Relevant Subsidiaries exercise their respective voting rights, so as to maintain the normal course of business of the Company and of the Relevant Subsidiaries, refrain from taking any measure or performing any act that could impair or otherwise adversely affect the consummation of the Transaction.

25.4 The Shareholders acknowledge and agree that all steps of the Restructuring of Telemar Participações as described in the Recital VIII of the 2nd Amendment to Telemar Participações Shareholders Agreement, and the Merger of Oi Shares by Corpco are tied to each other and must be implemented simultaneously. Accordingly, the Shareholders agree that the implementation and efficiency of each one of the steps of the Restructuring of Telemar Participações and the Merger of Oi Shares by Corpco are conditioned to the actual approval and implementation of one another.

25.5 Should the Capital Increase of Oi be effected and any of the subsequent steps of the Transaction, i.e. the Restructuring of Telemar Participações and the Merger of Oi Shares by Corpco, not be concluded by December 31, 2104 (the “Cut-off Date”), the Shareholders shall use their best efforts to implement the restructuring of Telemar Participações and of Oi to achieve the same objectives of the Transaction, although they will be released from the obligation of implementing the Restructuring of Telemar Participações, the Merger of Oi Shares by Corpco and the Merger of Portugal Telecom into Corpco, as approved in the Preliminary General Meeting held on February 19, 2014.

25.6 Upon occurrence of the event provided in Clause 25.5, the special quorums provided in the General Shareholders Agreement shall be adjusted to take into account the shareholding percentage the Shareholders BNDESPAR, PREVI, PETROS and FUNCEF had on the Cut-Off Date, so that such Shareholders have the same political rights as they had on the date of execution of this 2nd Amendment, provided that they have not reduced their respective ownership interests by the Cut-Off Date, as a result of selling their Affected Shares to third parties who are not original parties to the General Shareholders Agreement, or their Related Parties, with the Shareholders undertaking at the outset to sign an amendment to the General Shareholders Agreement on the Cut-Off Date so as to reflect the provisions of this Clause 25.6. For the avoidance of doubt, there will be no adjustment to the percentages of the special quorums of the General Shareholders Meeting as a result of sales or reduction of the equity interest of the Shareholders BNDESPAR, PREVI, PETROS and FUNCEF carried out or having taken place after the Cut-Off Date.

25.7 The Shareholders and the Company declare they are aware of the contents of the Temporary Voting Agreement of the Shareholders of Oi S.A. and of Telemar Participações S.A. (to be referred to as “ CorpCo”) signed between Caravelas Fundo de Investimento em Ações, Portugal Telecom SGPS S.A., Bratel Brasil S.A., Telemar Participações S.A., Andrade Gutierrez S.A. and Jereissati Telecom S.A., with the effectiveness conditioned to the implementation of the Capital Increase of Oi and, such document being filed at the head offices of Oi and recorded in the respective share ownership registries”.

CLAUSE TWO – GENERAL PROVISIONS

2.1 Terms beginning with capital letter and not expressly defined in this 2nd Amendment shall have the meaning ascribed to them in the General Shareholders Agreement.

2.2 All other terms and conditions of the General Shareholders Agreement remain in force and are hereby ratified by the Shareholders.

2.3 This 2nd Amendment shall be irrevocable and irreversible for the undersigned parties and their respective successors under any title.

IN WITNESS WHEREOF, the Parties have executed this instrument in 10 (ten) counterparts of equal form and content in the presence of the 2 (two) undersigned witness.

The pages of this instrument were initialed by Vinicius Machado Silva, attorney for the BNDES System, with authorization from the legal representatives, undersigned.

Rio de Janeiro, February 19, 2014.

AG TELECOM PARTICIPAÇÕES S.A.

/s/ Rafael Cardoso Cordeiro	/s/ Renato Torres de Faria
Name: Rafael Cardoso Cordeiro	Name: Renato Torres de Faria
Title: Agent – Power of Attorney	Title: Agent – Power of Attorney

Page of signatures of the 2nd Amendment to the Shareholders Agreement of Telemar Participações S.A., executed between BNDES Participações S.A. – BNDESPAR, Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI, AG Telecom Participações S.A., LF Tel S.A., Fundação Atlântico de Seguridade Social, Fundação dos Economiários Federais – FUNCEF, Fundação Petrobras de Seguridade Social – PETROS, Bratel Brasil S.A., Telemar Participações S.A. and Portugal Telecom, SGPS S.A. on February 19, 2014.

BNDES PARTICIPAÇÕES S.A. – BNDESPAR

/s/ Caio Marcelo de Medeiros Melo
Name: Caio Marcelo de Medeiros Melo	Name:
Title: Agent – Power of Attorney	Title:

CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI

/s/ Marco Geovanne Tobias de Silva
Name: Marco Geovanne Tobias de Silva	Name:
Title: Executive Officer	Title:

FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL

/s/ Fernando Antonio Pimentel Melo	/s/ Marcio de Araújo Faria
Name: Fernando Antonio Pimentel Melo	Name: Marcio de Araújo Faria
Title: Chief Executive Officer	Title: Executive Officer

FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF

/s/ Carlos Augusto Borges	/s/ Emerson Tetsuo Miyazaki
Name: Carlos Augusto Borges	Name: Emerson Tetsuo Miyazaki
Title: Executive Officer	Title: Agent – Power of Attorney

FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS

/s/ Carlos Fernando Costa
Name: Carlos Fernando Costa	Name:
Title: Executive Officer	Title:

Page of signatures of the 2nd Amendment to the Shareholders Agreement of Telemar Participações S.A., executed between BNDES Participações S.A. – BNDESPAR, Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI, AG Telecom Participações S.A., LF Tel S.A., Fundação Atlântico de Seguridade Social, Fundação dos Economiários Federais – FUNCEF, Fundação Petrobras de Seguridade Social – PETROS, Bratel Brasil S.A., Telemar Participações S.A. and Portugal Telecom, SGPS S.A. on February 19, 2014.

BRATEL BRASIL S.A.

/s/ Shakhaf Wine	/s/ Pedro Guimarães e Melo De Oliveira Guterres
Name: Shakhaf Wine	Name: Pedro Guimarães e Melo De Oliveira Guterres
Title: Executive Officer	Title: Executive Officer

LF TEL S.A.

/s/ Fernando Magalhães Portella	/s/ Alexandre Jereissati Legey
Name: Fernando Magalhães Portella	Name: Alexandre Jereissati Legey
Title: Executive Officer	Title: Executive Officer

PORTUGAL TELECOM, SGPS S.A.

/s/ Shakhaf Wine
Name: Shakhaf Wine	Name:
Title: Agent – Power of Attorney	Title:

TELEMAR PARTICIPAÇÕES S.A.

/s/ José Augusto da Gama Figueira	/s/ Armando Galhardo Nunes Guerra Junior
Name: José Augusto da Gama Figueira	Name: Armando Galhardo Nunes Guerra Junior
Title: Agent – Power of Attorney	Title: Executive Officer

Witnesses:
1.	2.
Name:	Name:
CPF/MF:	CPF/MF:
RG:	RG: